                                                                    Exhibit 24.1

                                POWER OF ATTORNEY
                        EDUCATION MANAGEMENT CORPORATION


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and/or Officers of Education Management Corporation (the "Corporation"), a Pennsylvania corporation, hereby names, constitutes and appoints Robert T. McDowell, Frederick W. Steinberg and Kathleen Clover, or each of them, with full power of substitution, such person's true and lawful attorney-in-fact and agent to execute in such person's name, place and stead, in any and all capacities,
(i) a Registration Statement on Form S-8 (or other appropriate form) under the Securities Act of 1933, as amended, for 200,000 shares of the Corporation's Common Stock, par value $.01 per share, to be issued in connection with the Corporation's Deferred Compensation Plan and the Corporation's deferred compensation obligation to all participants in the Deferred Compensation Plan in an amount of $4,000,000; and (ii) a Registration Statement on Form S-8 (or other appropriate form) under the Securities Act of 1933, as amended, for 2,000,000 shares of the Corporation's Common Stock, par value $.01 per share, to be issued in connection with the Corporation's Retirement Plan, and an indeterminate number of interests of participation in the Retirement Plan; and to execute such Registration Statements in such person's name, place and stead and any and all amendments to said Registration Statements. Such persons hereby ratify and confirm all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         Witness the due execution hereof by the following persons in the capacities indicated as of this 27th day of February, 2003.

         Signature                          Capacity                     Date
         ---------                          --------                     ----
/s/ Robert B. Knutson              Chairman of the Board            February 27, 2003
----------------------------       and Chief Executive Officer;
Robert B. Knutson                  Director

/s/ Robert T. McDowell             Executive Vice President         February 27, 2003
----------------------------       and Chief Financial
Robert T. McDowell                 Officer

/s/ Robert P. Gioella              President and Chief              February 27, 2003
----------------------------       Operating Officer; Director
Robert P. Gioella


/s/ John R. McKernan, Jr.          Vice Chairman; Director          February 27, 2003
----------------------------
John R. McKernan, Jr.


/s/ Robert H. Atwell               Director                         February 27, 2003
----------------------------
Robert H. Atwell



/s/ James J. Burke, Jr.            Director                         February 27, 2003
----------------------------
James J. Burke, Jr.



/s/ William M. Campbell, III       Director                         February 27, 2003
----------------------------
William M. Campbell, III


/s/ Albert Greenstone              Director                         February 27, 2003
----------------------------
Albert Greenstone


/s/ Miryam L. Knutson              Director                         February 27, 2003
----------------------------
Miryam L. Knutson


/s/ James S. Pasman, Jr.           Director                         February 27, 2003
----------------------------
James S. Pasman, Jr.


/s/ Daniel M. Fitzpatrick          Vice President and               February 27, 2003
----------------------------       Controller
Daniel M. Fitzpatrick
